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                                                                         EX-99A6
                                                                Exhibit 23(a)(6)

                DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION



         Delaware Group Global & International Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation has authority to issue One Billion (1,000,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation ("Common Stock"), having an aggregate par value of Ten Million Dollars ($10,000,000). Of such One Billion (1,000,000,000) shares of Common Stock, One Hundred Fifty Million (150,000,000) shares have been allocated to each of the International Equity Series, Global Assets Series, Global Bond Series, Emerging Markets Series, International Small Cap Series, and Global Equity Series of the Common Stock. Fifty Million (50,000,000) shares of the International Equity Series of the Common Stock have been allocated to each of the International Equity Fund class and the International Equity Fund (Institutional) class, and Twenty-Five Million (25,000,000) shares of the International Equity Series of the Common Stock have been allocated to each of International Equity Fund B Class and the International Equity Fund C Class. Fifty Million (50,000,000) shares of the Global Assets Series of the Common Stock have been allocated to each of the Global Assets Fund A Class and Global Assets Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Assets Series of the Common Stock have been allocated to each of the Global Assets Fund B Class and the Global Assets Fund C Class. Fifty Million (50,000,000) shares of the Global Bond Series of the Common Stock have been allocated to each of the Global Bond Fund A Class and the Global Bond Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Bond Series of the Common Stock have been allocated to each of the Global Bond Fund B Class and the Global Bond Fund C Class. Fifty Million (50,000,000) shares of the Emerging Markets Series of the Common Stock have been allocated to each of the Emerging Markets Fund A Class and the Emerging Markets Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Emerging Markets Series of the Common Stock have been allocated to each of the Emerging Markets Fund B Class and the Emerging Markets Fund C Class. Fifty Million (50,000,000) shares of the International Small Cap Series of the Common Stock have been allocated to each of the International Small Cap Fund A Class and International Small Cap Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the International Small Cap Series of the Common Stock have been allocated to each of the International Small Cap Fund B Class and the International Small Cap Fund C Class. Fifty Million (50,000,000) shares of the Global Equity Series of the


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Common Stock have been allocated to each of the Global Equity Fund A Class and
Global Equity Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Equity Series of the Common Stock have been allocated to each of the Global Equity Fund B Class and the Global Equity Fund C Class.

         SECOND: The Board of Directors of the Corporation, at a meeting held on November 11, 1998, adopted resolutions increasing the aggregate number of shares of Common Stock that the Corporation has authority to issue from One Billion (1,000,000,000) shares to One Billion Four Hundred Million (1,400,000,000) shares, and designating two additional series of the Corporation's Common Stock as the New Europe Series and Latin America Series and classifying and allocating One Hundred Fifty Million (150,000,000) shares of authorized, unissued and unclassified Common Stock to each of the New Europe Series and Latin America Series. Of such One Hundred Fifty Million (150,000,000) shares of Common Stock allocated to the New Europe Series, Fifty Million (50,000,000) shares have been allocated to each of the New Europe Fund A Class and New Europe Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the New Europe Series of the Common Stock have been allocated to each of the New Europe Fund B Class and the New Europe Fund C Class. Of the One Hundred Fifty Million (150,000,000) shares of the Common Stock allocated to the Latin America Series, Fifty Million (50,000,000) shares have been allocated to each of the Latin America Fund A Class and Latin America Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Latin America Series of the Common Stock have been allocated to each of the Latin America Fund B Class and the Latin America Fund C Class.

         THIRD: As a result of the aforesaid increase in the authorized Common Stock, and designation, classification and allocation of such series and classes of the Corporation's Common Stock, the Corporation has the authority to issue One Billion Four Hundred Million (1,400,000,000) shares of Common Stock having an aggregate par value of Fourteen Million Dollars ($14,000,000). Of the One Billion Four Hundred Million (1,400,000,000) authorized shares of Common Stock, One Billion Two Hundred Million (1,200,000,000) shares of Common Stock have been allocated to various series as follows: One Hundred Fifty Million (150,000,000) shares have been allocated to each of the International Equity Series, Global Assets Series, Global Bond Series, Emerging Markets Series, International Small Cap Series, Global Equity Series, New Europe Series and Latin America Series. Fifty Million (50,000,000) shares of the International Equity Series of the Common Stock have been allocated to each of the International Equity Fund class and the International Equity Fund (Institutional) class, and Twenty-Five Million (25,000,000) shares of the International Equity Series of the Common Stock have been allocated to each of International Equity Fund B Class and the International Equity Fund C Class. Fifty Million (50,000,000) shares of the Global Assets Series of the Common Stock have been allocated to each of the Global Assets Fund A Class and Global Assets Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Assets Series of the Common Stock have been allocated to each of the Global Assets Fund B Class and the Global Assets Fund C Class. Fifty Million (50,000,000) shares of the Global Bond Series of the Common Stock have been allocated to each of the Global Bond Fund A Class and the Global Bond Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Bond Series of the Common Stock have been allocated to each of the Global Bond Fund B Class and the Global Bond Fund C Class. Fifty Million (50,000,000) shares of the Emerging

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Markets Series of the Common Stock have been allocated to each of the Emerging
Markets Fund A Class and the Emerging Markets Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Emerging Markets Series of the Common Stock have been allocated to each of the Emerging Markets Fund B Class and the Emerging Markets Fund C Class. Fifty Million (50,000,000) shares of the International Small Cap Series of the Common Stock have been allocated to each of the International Small Cap Fund A Class and International Small Cap Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the International Small Cap Series of the Common Stock have been allocated to each of the International Small Cap Fund B Class and the International Small Cap C Class. Fifty Million (50,000,000) shares of the Global Equity Series of the Common Stock have been allocated to each of the Global Equity Fund A Class and Global Equity Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Global Equity Series of the Common Stock have been allocated to each of the Global Equity Fund B Class and the Global Equity Fund C Class. Fifty Million (50,000,000) shares of the New Europe Series of the Common Stock have been allocated to each of the New Europe Fund A Class and New Europe Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the New Europe Series of the Common Stock have been allocated to each of the New Europe Fund B Class and the New Europe Fund C Class. Fifty Million (50,000,000) shares of the Latin America Series of the Common Stock have been allocated to each of the Latin America Fund A Class and Latin America Fund Institutional Class, and Twenty-Five Million (25,000,000) shares of the Latin America Series of the Common Stock have been allocated to each of the Latin America Fund B Class and the Latin America Fund C Class.

         FOURTH: The shares of the New Europe Fund A Class, the New Europe Fund B Class, the New Europe Fund C Class and the New Europe Fund Institutional Class of the New Europe Series shall represent proportionate interests in the same portfolio of investments. The shares of the New Europe Fund A Class, the New Europe Fund B Class, the New Europe Fund C Class and the New Europe Fund Institutional Class of the New Europe Series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the New Europe Fund A Class, the New Europe Fund B Class, the New Europe Fund C Class and the New Europe Fund Institutional Class of the New Europe Series of the Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the New Europe Series of the Common Stock, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the New Europe Series among its four classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529)

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                  issued by the Securities and Exchange Commission, and any
                  amendments to such orders, any existing or future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders.

                  2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the New Europe Fund A Class, the New Europe Fund B Class, the New Europe Fund C Class and the New Europe Fund Institutional Class of the New Europe Series of the Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the New Europe Fund A Class, the New Europe Fund B Class, the New Europe Fund C Class and the New Europe Fund Institutional Class of the New Europe Series, respectively, including, without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan"), applicable to shares of the New Europe Fund A Class, the New Europe Fund B Class and the New Europe Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of the New Europe Series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the New Europe Fund A Class, the New Europe Fund B Class and the New Europe Fund C Class.

                  3. (a) Other than shares described in paragraph (3)(b) herein, each share of the New Europe Fund B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the New Europe Fund A Class on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of the New Europe Fund B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of the New Europe Fund B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any shares of the New Europe Fund B Class acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the New Europe Fund B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the

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                  Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the New Europe Fund B Class shall mean (i) in the case of a share of the New Europe Fund B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the New Europe Fund B Class, or (ii) in the case of a share of the New Europe Fund B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                           (b) Each share of the New Europe Fund B Class (i)
                  purchased through the automatic reinvestment of a dividend or distribution with respect to the New Europe Fund B Class or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the New Europe Fund A Class. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of New Europe Fund B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the New Europe Fund B Class, as such prospectus may be amended from time to time.

                           (c) The number of shares of the New Europe Fund A
                  Class into which a share of the New Europe Fund B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the New Europe Fund B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the New Europe Fund A Class for purposes of sales and redemption thereof on the Conversion Date.

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                           (d) On the Conversion Date, the shares of the New
                  Europe Fund B Class converted into shares of the New Europe Fund A Class will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of the New Europe Fund A Class into which the shares of the New Europe Fund B Class have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the New Europe Fund B Class, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the New Europe Fund B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the New Europe Fund A Class resulting from the conversion need not be issued until certificates representing shares of the New Europe Fund B Class converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                           (e) The automatic conversion of the New Europe Fund B
                  Class into the New Europe Fund A Class, as set forth in paragraphs 3(a) and 3(b) of this Article FOURTH shall be suspended at any time that the Board of Directors determines
                  (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to the New Europe Fund B Class does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the New Europe Fund B Class does not constitute a taxable event under federal income tax law, or
                  (ii) any other condition to conversion set forth in the prospectus of the New Europe Fund B Class, as such prospectus may be amended from time to time, is not satisfied.

                           (f) The automatic conversion of the New Europe Fund B
                  Class into New Europe Fund A Class, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the New Europe Fund B Class on any Distribution Plan with respect to, as relevant, the New Europe Fund A Class and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the New Europe Fund B Class with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                  4. The shares of the New Europe Fund C Class and the New Europe Fund Institutional Class shall not automatically convert into shares of the New Europe

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                  Fund A Class of the New Europe Series of the Common Stock as
                  do the shares of the New Europe Fund B Class of the New Europe Series of the Common Stock.

         FIFTH: The shares of the New Europe Fund A Class, the New Europe Fund B Class, the New Europe Fund C Class and the New Europe Fund Institutional Class of the New Europe Series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

         SIXTH: The shares of the Latin America Fund A Class, the Latin America Fund B Class, the Latin America Fund C Class and the Latin America Fund Institutional Class of the Latin America Series shall represent proportionate interests in the same portfolio of investments. The shares of the Latin America Fund A Class, the Latin America Fund B Class, the Latin America Fund C Class and the Latin America Fund Institutional Class of the Latin America Series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the Latin America Fund A Class, the Latin America Fund B Class, the Latin America Fund C Class and the Latin America Fund Institutional Class of the Latin America Series of the Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the Latin America Series of the Common Stock, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Latin America Series among its four classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any amendments to such orders, any existing or future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders.

                  2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Latin America Fund A Class, the Latin America Fund B Class, the Latin America Fund C Class and the Latin America Fund Institutional Class of the Latin America Series of the Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Latin America Fund A Class, the Latin America Fund B Class, the Latin America Fund C Class and the

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                  Latin America Fund Institutional Class of the Latin America
                  Series, respectively, including, without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan"), applicable to shares of the Latin America Fund A Class, the Latin America Fund B Class and the Latin America Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of the Latin America Series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the Latin America Fund A Class, the Latin America Fund B Class and the Latin America Fund C Class.

                  3. (a) Other than shares described in paragraph (3)(b) herein, each share of the Latin America Fund B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Latin America Fund A Class on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of the Latin America Fund B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of the Latin America Fund B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any shares of the Latin America Fund B Class acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the Latin America Fund B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the Latin America Fund B Class shall mean (i) in the case of a share of the Latin America Fund B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the Latin America Fund B Class, or (ii) in the case of a share of the Latin America Fund B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                           (b) Each share of the Latin America Fund B Class (i)
                  purchased through the automatic reinvestment of a dividend or distribution with respect to the Latin America Fund B Class or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Latin America Fund A Class. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of Latin America Fund B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the Latin America Fund B Class, as such prospectus may be amended from time to time.

                           (c) The number of shares of the Latin America Fund A
                  Class into which a share of the Latin America Fund B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Latin America Fund B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Latin America Fund A Class for purposes of sales and redemption thereof on the Conversion Date.

                           (d) On the Conversion Date, the shares of the Latin
                  America Fund B Class converted into shares of the Latin America Fund A Class will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive
                  (i) the number of shares of the Latin America Fund A Class into which the shares of the Latin America Fund B Class have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the Latin America Fund B Class, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the Latin America Fund B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the Latin America Fund A Class resulting from the conversion need not be issued until certificates representing shares of the Latin America Fund B Class converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                           (e) The automatic conversion of the Latin America
                  Fund B Class into the Latin America Fund A Class, as set forth in paragraphs 3(a) and 3(b) of this Article FOURTH shall be suspended at any time that the Board of Directors determines
                  (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to the Latin America Fund B Class does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Latin America Fund B Class does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the Latin America Fund B Class, as such prospectus may be amended from time to time, is not satisfied.

                           (f) The automatic conversion of the Latin America
                  Fund B Class into Latin America Fund A Class, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the Latin America Fund B Class on any Distribution Plan with respect to, as relevant, the Latin America Fund A Class and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Latin America Fund B Class with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                  4. The shares of the Latin America Fund C Class and the Latin America Fund Institutional Class shall not automatically convert into shares of the Latin America Fund A Class of the Latin America Series of the Common Stock as do the shares of the Latin America Fund B Class of the Latin America Series of the Common Stock.

         SEVENTH: The shares of the Latin America Fund A Class, the Latin America Fund B Class, the Latin America Fund C Class and the Latin America Fund Institutional Class of the Latin America Series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

         EIGHTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

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

         NINTH: The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) the Maryland General Corporation Law.

         IN WITNESS WHEREOF, Delaware Group Global & International Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 18th day of December, 1998.

                           DELAWARE GROUP GLOBAL & INTERNATIONAL
                           FUNDS, INC.



                           By: /s/George M. Chamberlain, Jr.
                           --------------------------------------------------
                               George M. Chamberlain, Jr.
                               Senior Vice President/Secretary/General Counsel



ATTEST:



/s/Richelle S. Maestro
----------------------------------------------
Richelle S. Maestro
Vice President/Assistant Secretary

   THE UNDERSIGNED, Senior Vice President and Secretary of DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.




                                  /s/George M. Chamberlain, Jr.
                                  ------------------------------
                                     George M. Chamberlain, Jr.


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